UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2007

            Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno Nevada	89511-1136
(Address of principal executive offices)	(Zip code)

                Not Applicable

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Signatures
Exhibit Index
Exhibit 10
Ex-10.1	Compensation Schedule
Exhibit 99
Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.    Entry into a Material Definitive Agreement.

As described in Item 5.02 below, on February 27, Robert F. Clarke was elected to the Company’s Board of Directors. As directors, Mr. Clarke will be entitled to receive the following compensation:

Cash Compensation

The cash compensation of our non-employee directors is as follows:

1. Base annual retainer of $25,000 as fees related to their service on our Board of Directors.

2. Board meeting fees of $2,500 for each in-person meeting; $500 for each telephonic meeting; and $1,000 for telephonic participation in an in-person meeting.

3. Committee meeting fees of $1,500 for each in-person meeting and $500 for each telephonic meeting.

4. Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other committees do not receive an annual retainer.

6. We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board of Directors or committees.

Equity Compensation

Each newly appointed non- employee director will receive an initial grant of options to purchase 7,500 shares of the common stock of the Company at an exercise price equal to the NYE closing price at the date of the grant, unless the Company’s results are released on that day and then the exercise price is the NYSE closing price on the following day. The options will be granted within 30 days of the election of the director to the Board, and will be exercisable 12 months after the grant date.

Each non-employee director shall receive annually from the second year options to purchase 7,500 shares of the common stock of the Company at an exercise price equal to the NYE closing price at the date of the grant, unless the Company’s results are released on that day and then the exercise price is the NYSE closing price on the following day.

A copy of the Registrant’s compensation schedule in connection herewith is furnished as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

In addition to the above, the Registrant entered into an indemnification agreement with the newly elected directors.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On January 26, 2007 Elon Kohlberg informed the Board of his departure from the Board of Directors. A Current Report on Form 8-K has been filed by the Registrant in connection therewith on January 29, 2007.

(b) On February 27, 2007 the Board of Directors unanimously elected Robert F. Clarke as new, independent Board member of the Company. Mr. Clarke has also been named to the Nominating and Corporate Governance Committe of the Company’s Board. A copy of the Registrant’s press release in connection therewith, dated February 27, 2007 is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference. There are no understandings or arrangements between Mr. Clarke and any other person pursuant to which Mr. Clarke was selected as director, and there are no reportable transactions under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

10.1 Registrant’s Compensation Schedule.

99.1 Press release of the Registrant dated February 27, 2007

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are ‘‘forward-looking statements’’ as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see ‘‘Risk Factors’’ as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 and the Prospectus Supplements filed with the Securities and Exchange Commission on April 5 and December 14, 2006.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
(Registrant)

	By	/s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

Date: February 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registrant’s Compensation Schedule
99.1	Press Release of Registrant dated February 27, 2007